Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report on the financial statements of Mitsubishi UFJ Financial Group, Inc. (formerly, Mitsubishi Tokyo Financial Group, Inc.) dated August 23, 2005, February 20, 2006, as to the effects of the restatement discussed in Notes 6, 11 and 25 and reclassifications described in Notes 4, 29 and 31 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to i) the restatement discussed in Notes 5, 6, 10, 11, 12 and 25 to the consolidated financial statements, and ii) changes in the method of accounting for a) goodwill and other intangible assets in the fiscal year ended March 31, 2003 and b) variable interest entities in the fiscal year ended March 31, 2005), appearing in the Annual Report on Form 20-F/A of Mitsubishi UFJ Financial Group, Inc. for the year ended March 31, 2005, and to the reference to us under the heading “EXPERTS” in the Prospectus Supplement and Prospectus, which is part of this Registration Statement.

/s/ Deloitte Touche Tohmatsu
DELOITTE TOUCHE TOHMATSU
Tokyo, Japan
February 28, 2006